Exhibit 99.1

Investar Holding Corporation Announces Commencement of Subordinated Notes and Common Stock Offerings

BATON ROUGE, LA, March 15, 2017 /GLOBE NEWSWIRE/ — Investar Holding Corporation (“Investar”) (NASDAQ: ISTR), the parent holding company of Investar Bank, today announced that it has commenced underwritten public offerings of its subordinated notes (“Notes”) and $30.0 million of its common stock (“Common Stock”). Investar also expects to grant the underwriters a 30-day option to purchase up to an additional 15% of the shares of its Common Stock sold in the Common Stock offering.

Investar intends to use the net proceeds of the Notes offering to fund a portion of the purchase price of its recently announced proposed merger transaction with Citizens Bancshares, Inc. and for general corporate purposes, including investments in Investar Bank. Investar expects to use the net proceeds from the Common Stock offering for general corporate purposes, including investments in Investar Bank and potential strategic acquisitions.

Sandler O’Neill + Partners, L.P. will serve as the sole book-running manager for the Notes offering. Sandler O’Neill + Partners, L.P. is the sole book-running manager for the Common Stock offering, Raymond James & Associates, Inc. will serve as lead manager, and Hovde Group, LLC and Piper Jaffray will serve as co-managers. The Common Stock offering and the Notes offering will be conducted as separate public offerings by means of separate prospectus supplements filed as part of an effective shelf registration statement on Form S-3 (File No. 333-215238) with the Securities and Exchange Commission (the “SEC”). Neither of these offerings is contingent upon the consummation of the other. Prospective investors, including current shareholders interested in participating in the offering, should read the prospectus in the registration statement, the preliminary prospectus supplements and other documents that Investar has filed with the SEC for more complete information about Investar and the offerings.

Copies of the preliminary prospectus supplement and accompanying base prospectus relating to the Notes offering and the Common Stock offering can be obtained without charge by visiting the SEC’s website at www.sec.gov, or may be obtained from Sandler O’Neill + Partners, L.P., 1251 Avenue of the Americas, 6th Floor, New York, New York 10020, Attn: Syndicate Operations, Telephone Number: 1-866-805-4128.

This press release is for informational purposes only and does not constitute an offer to sell, a solicitation of an offer to buy, any securities. There will be no sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offering of the Notes or Common Stock is being made only by means of a written prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

About Investar

Investar Holding Corporation, headquartered in Baton Rouge, Louisiana, provides full banking services, excluding trust services, through its wholly-owned banking subsidiary, Investar Bank, a state chartered bank. Investar’s primary market is South Louisiana and it currently operates 10 full service banking offices located throughout its market. At December 31, 2016, Investar had 152 full-time equivalent employees.

Forward-Looking Statements

This press release may include forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon current expectations and assumptions about our business that are subject to a variety of risks and uncertainties that could cause the actual results to differ materially from those described in this press release. You should not rely on forward-looking statements as a prediction of future events.

Additional information regarding factors that could cause actual results to differ materially from those discussed in any forward-looking statements are described in reports and registration statements we file with the SEC, including our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, copies of which are available on Investar’s internet website http://www.investarbank.com.

Investar disclaims any obligation to update any forward-looking statements or any changes in events, conditions or circumstances upon which any forward-looking statement may be based except as required by law.

Contact:

Investar Holding Corporation

Chris Hufft

Chief Financial Officer

(225) 227-2215

Chris.Hufft@investarbank.com